SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: September 21, 2009

(Date of earliest event reported)

LOGITECH INTERNATIONAL S.A.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-29174

Canton of Vaud, Switzerland	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Logitech International S.A.

Apples, Switzerland

c/o Logitech Inc.

6505 Kaiser Drive

Fremont, California 94555

(Address of principal executive offices and zip code)

(510) 795-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Executive Officer

On September 21, 2009, Logitech International S.A. issued a press release in which it announced that Erik K. Bardman will join Logitech as Senior Vice President, Finance and Chief Financial Officer on October 5, 2009.

Mr. Bardman, age 42, was with eBay from June 2003 to December 2008, serving from May 2005 as chief financial officer for eBay Marketplaces, the company’s largest business segment with more than $5 billion in revenue and operations in more than 20 countries. He joined ZillionTV in March 2009, serving most recently as its acting Chief Financial Officer. Prior to eBay he spent 15 years with the General Electric Company from 1988 to 2003. During his tenure with GE, he held positions with several of the company’s consumer financial businesses. In his last position with GE, Mr. Bardman was vice president of global pricing for a consumer finance business with $75 billion in assets, covering 11 major product groups operating in more than 36 countries. He holds a B.A. degree from Dickinson College in Pennsylvania and is a graduate of GE’s Financial Management Training Program.

A copy of the press release is attached hereto as Exhibit 99.1.

Compensatory Arrangements

A copy of Mr. Bardman’s offer letter is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The following summary of the offer letter does not purport to be complete and is subject to and qualified in its entirety by reference to the attached offer letter.

The material terms of the offer letter are as follows:

•	Mr. Bardman’s annual base salary will be $400,000, and his discretionary target bonus percentage will be 65% of his annual base salary.

•

Subject to approval by the Compensation Committee of Logitech’s Board of Directors, Mr. Bardman will be granted a stock option to purchase 100,000 Logitech shares pursuant to Logitech’s 2006 Stock Incentive Plan. The stock option will vest at a rate of 25% on each annual anniversary date of his employment start date, for a total vesting period of 4 years.

•

Subject to approval by the Compensation Committee of Logitech’s Board of Directors, Logitech will enter into a Change of Control Severance Agreement with Mr. Bardman, in the form substantially as entered into with other Logitech non-CEO executive officers.

Mr. Bardman will also participate in the compensation and benefit programs generally available to Logitech’s executive officers.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Offer letter between Logitech Inc. and Erik K. Bardman dated September 14, 2009.

99.1	Press Release issued by Logitech International S.A. dated September 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

Logitech International S.A.

/s/ Catherine Valentine
Catherine Valentine
General Counsel, Vice President, Legal and Secretary

September 22, 2009